UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 20, 2011

(Date of earliest event reported)

CA, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9247	13-2857434
(Commission File Number)	(IRS Employer Identification No.)

One CA Plaza Islandia, New York	11749
(Address of principal executive offices)	(Zip Code)

(800) 225-5224

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2011, the Board of Directors of CA, Inc. (the “Company”) designated Neil A. Manna, 48, as the Company’s principal accounting officer until such time as he resigns or is removed as principal accounting officer.

Mr. Manna has served as the Company’s Senior Vice President, Chief Accounting Officer since December 2008. Prior to joining the Company, from July 2007 to November 2008, Mr. Manna was Vice President of Finance - Worldwide Accounting at RealNetworks, Inc., a global provider of network-delivered digital media products and services. Previously, from November 2005 to April 2007, he served as Chief Financial Officer of TimePlus, Inc., a privately held software developer, licensor and provider of outsourced payroll services. From February 2000 to October 2005, Mr. Manna was Director of Finance at Intuit Inc., a software developer of consumer and small business products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.

Date: December 21, 2011	By:	/s/ C.H.R. DuPree
C.H.R. DuPree
Senior Vice President, Corporate Governance, and Corporate Secretary